UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2013
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Grant of Options to Executive Officers under the 2013 Stock Incentive Plan

Effective October 29, 2013, Royal Mines And Minerals Corp. (the “Company”) granted to its directors and officers, non-qualified stock options to acquire an aggregate of 10,800,000 shares of the Company’s common stock under the Company’s 2013 Stock Incentive Plan (the “2013 Plan”). The options granted are exercisable immediately at a price of $0.03 per share, and expire five years after the grant date.

	Total Number of
	Shares Subject to	Exercise Price
Name	Options	Per Share	Expiration Date

K. Ian Matheson CEO, President and Director	4,500,000	$0.03	October 29, 2018

Jason S. Mitchell CFO, Treasurer, Secretary and Director	4,500,000	$0.03	October 29, 2018

Michael C. Boyko Director	1,800,000	$0.03	October 29, 2018

In addition to the options granted to the Company's directors and executive officers, the Company granted options to acquire an additional 7,300,000 shares of the Company’s common stock under the 2013 Plan to a director and various consultants of the Company. See Item 8 – Other Events, below.

A copy of the form of non-qualified stock option agreement is attached as an exhibit to this Current Report on Form 8-K.

SECTION 8 – OTHER EVENTS

ITEM 8.01	OTHER EVENTS.

Grant of Options Pursuant to 2013 Plan

On October 29, 2013, the Company granted non-qualified stock options to acquire an aggregate of 18,100,000 shares of the Company’s common stock under the Company’s 2013 Stock Incentive Plan (the “2013 Plan”) to various officers, directors and consultants of the Company. Each options was granted for a five term with an exercise price of $0.03 per share. Of the 18,100,000 granted, 10,800,000 were issued to the Company's directors and executive officers and the remaining 7,300,000 were issued to various consultants of the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit
Number	Description of Exhibits

10.1	Form of Non-Qualified Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.
Date: October 31, 2013
	By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer